EXHIBIT 99.1

FENTURA FINANCIAL, INC.
P.O. BOX 725
FENTON, MI 48430-0725

Contact:	Ronald L. Justice Corporate Governance & Investor Relations Fentura Financial, Inc. (810) 750-8725 September 30, 2005

For Immediate Release

FENTURA FINANCIAL, INC. ANNOUNCES QUARTERLY DIVIDEND

The Board of Directors of Fentura Financial, Inc. has announced a 24- cent per share dividend for shareholders of record as of October 17, 2005, and payable October 21, 2005.

Fentura Financial, Inc. is a bank holding company headquartered in Fenton, Michigan. Subsidiary banks include The State Bank headquartered in Fenton with offices serving Fenton, Linden, Holly, Grand Blanc, and Brighton; Davison State Bank headquartered in Davison, Michigan with offices serving Davison and Goodrich; and West Michigan Community Bank headquartered in Hudsonville, Michigan with offices serving Hudsonville, Holland, Jenison, and Grandville. Fentura Financial, Inc. shares are traded over the counter under the FETM trading symbol.

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